SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 10, 1998

                            POOL ENERGY SERVICES CO.
             (Exact name of registrant as specified in its charter)


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
           TEXAS                           000-18437                   76-0263755
  (State or other jurisdiction      (Commission file number)          (IRS employer
      of  incorporation)                                            identification no.)


            10375 RICHMOND AVENUE                           77042
              HOUSTON, TEXAS
   (Address of principal executive offices)               (Zip code)

       Registrant's telephone number, including area code: (713) 954-3000

                            POOL ENERGY SERVICES CO.

                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K


                                                        Page
                                                        -----

Item 5.            Other Events                           2

Item 7.            Financial Statements and Exhibits      2

Signature                                                 3

ITEM 5. OTHER EVENTS.

     On January 11, 1999, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by this reference. The definitive agreement referred to in such press release is filed as Exhibit 2.1 hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits

          The following documents are filed as exhibits to this Current Report:


Exhibit
 Number      Description of Exhibit
-------      ----------------------

2.1 Agreement and Plan of Merger dated as of January 10, 1999, by and Nabors Industries, Inc., Starry Acquisition Corp. and Pool Energy Services Co.

4.1 Form of First Amendment Rights Agreement, dated as of January 10, 1999, by and between Pool Energy Services Co. and The First National Bank of Boston.

99.1  Press Release dated January 11, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            POOL ENERGY SERVICES CO.

                            By: /s/ Geoffrey Arms
                                ------------------
                                    Geoffrey Arms

                            Title: Vice President and General Counsel;
                                   Corporate Secretary

Dated: January 11, 1999

                                  EXHIBIT INDEX

          The following documents are filed as exhibits to this Current Report:

Exhibit
 Number                Description of Exhibit
-------                ----------------------

2.1 Agreement and Plan of Merger dated as of January 10, 1999, by and between Nabors Industries, Inc., Starry Acquisition Corp. and Pool Energy Services Co.

4.1 Form of First Amendment to Rights Agreement, dated as of January 10, 1999, by and between Pool Energy Services Co. and The First National Bank of Boston.

99.1 Press Release dated January 11, 1999.

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            NABORS INDUSTRIES, INC.,

                            STARRY ACQUISITION CORP.

                                       and

                            POOL ENERGY SERVICES CO.






                          Dated as of January 10, 1999

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                                TABLE OF CONTENTS

ARTICLE I  THE MERGER...............................................................................1
         1.1      The Merger........................................................................1
         1.2      Closing/Effective Time............................................................1
         1.3      Effect of the Merger..............................................................1
         1.4      Articles of Incorporation; Bylaws.................................................2
         1.5      Directors and Officers of Merger Sub..............................................2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................2
         2.1      Conversion of Securities..........................................................2
         2.2      Exchange of Certificates..........................................................3
         2.3      Stock Transfer Books..............................................................4
         2.4      Absence of Dissenters' Rights.....................................................4
         2.5      Company Stock Options.............................................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................5
         3.1      Organization, Qualification, Etc..................................................5
         3.2      Capital Stock.....................................................................6
         3.3      Corporate Authority Relative to this Agreement; No Violation......................6
         3.4      Reports and Financial Statements..................................................7
         3.5      No Undisclosed Liabilities........................................................7
         3.6      No Violation of Law...............................................................8
         3.7      Environmental Laws and Regulations................................................8
         3.8      No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements........8
         3.9      Absence of Certain Changes or Events..............................................8
         3.10     Litigation........................................................................8
         3.11     Ownership of Company Common Stock.................................................9
         3.12     Tax Matters.......................................................................9
         3.13     Required Vote....................................................................10
         3.14     Insurance........................................................................10
         3.15     Intellectual Property............................................................10
         3.16     Material Contracts...............................................................10
         3.17     Ownership of Merger Sub; No Prior Activities.....................................11
         3.18     Brokers..........................................................................11
         3.19     Property.........................................................................11
         3.20     Parent Equipment.................................................................12
         3.21     Permits..........................................................................12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................12
         4.1      Organization, Qualification, Etc.................................................12
         4.2      Capital Stock....................................................................12
         4.3      Corporate Authority Relative to this Agreement; No Violation.....................13
         4.4      Reports and Financial Statements.................................................14
         4.5      No Undisclosed Liabilities.......................................................14
         4.6      No Violation of Law..............................................................14
         4.7      Environmental Laws and Regulations...............................................14
         4.8      Employee Benefit Matters.........................................................15
         4.9      Absence of Certain Changes or Events.............................................17
         4.10     Litigation.......................................................................17
         4.11     Company Rights Plan..............................................................17
         4.12     Lack of Ownership of Parent Common Stock.........................................18
         4.13     Tax Matters......................................................................18
         4.14     Required Vote....................................................................18
         4.15     Insurance........................................................................18
         4.16     Intellectual Property............................................................19
         4.17     Material Contracts...............................................................19


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         4.18     Vessels..........................................................................20
         4.19     Brokers...........................................................................20
         4.20     Opinion of Financial Advisor......................................................20
         4.21     Property..........................................................................20
         4.22     Company Equipment.................................................................21
         4.23     Permits...........................................................................21
         4.24     Financial Condition...............................................................21

ARTICLE V  COVENANTS................................................................................21
         5.1      Affirmative Covenants of the Company..............................................21
         5.2      Negative Covenants of the Company.................................................21
         5.3      Negative Covenants of Parent......................................................23
         5.4      Access and Information............................................................24
         5.5      No Solicitation...................................................................24
         5.6      Confidentiality...................................................................26
         5.7      Inspection of Vessels.............................................................26
         5.8      Company Rights Plan...............................................................26

ARTICLE VI  ADDITIONAL AGREEMENTS...................................................................26
         6.1      Meetings of Shareholders..........................................................26
         6.2      Registration Statement; Proxy Statement...........................................27
         6.3      Appropriate Action; Consents; Filings.............................................28
         6.4      Tax Treatment; Affiliates.........................................................29
         6.5      Public Announcements..............................................................29
         6.6      AMEX Listing......................................................................30
         6.7      Indemnification of Directors and Officers.........................................30
         6.8      Agreement to Defend...............................................................31
         6.9      Obligations of Merger Sub.........................................................31
         6.10     Accounting for Merger.............................................................31
         6.11     Takeover Statutes.................................................................31
         6.12     Board of Directors of Parent......................................................31
         6.13     Transition Employment.............................................................32
         6.14     Additional Agreements.............................................................32
         6.15     Notification of Certain Matters...................................................32
         6.16     Post-Closing Employee Benefits....................................................32

ARTICLE VII  CLOSING CONDITIONS.....................................................................33
         7.1      Conditions to Obligations of Each Party Under this Agreement......................33
         7.2      Additional Conditions to Obligations of Parent and Merger Sub.....................33
         7.3      Additional Conditions to Obligations of the Company...............................34

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.....................................................34
         8.1      Termination.......................................................................34
         8.2      Effect of Termination.............................................................36
         8.3      Amendment.........................................................................36
         8.4      Waiver............................................................................36
         8.5      Fees; Expenses and Other Payments.................................................36

ARTICLE IX  GENERAL PROVISIONS......................................................................37
         9.1      Effectiveness of Representations, Warranties and Agreements.......................37
         9.2      Notices...........................................................................37
         9.3      Certain Definitions...............................................................38
         9.4      Headings..........................................................................39
         9.5      Severability......................................................................39
         9.6      Entire Agreement..................................................................39
         9.7      Assignment........................................................................39
         9.8      Parties in Interest...............................................................39
         9.9      Failure or Indulgence Not Waiver; Remedies Cumulative.............................39
         9.10     Governing Law.....................................................................39


                                       ii



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         9.11     Jurisdiction......................................................................39
         9.12     Counterparts......................................................................40


EXHIBITS

1.4A     Restated Articles of Incorporation of Surviving Corporation
1.4B     Bylaws of Surviving Corporation
6.4      Form of Affiliate Letter
6.13     Possible Transition Employees

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER dated as of January 10, 1999 (this "Agreement"), is entered into among NABORS INDUSTRIES, INC., a Delaware corporation ("Parent"), STARRY ACQUISITION CORP., a Texas corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and POOL ENERGY SERVICES CO., a Texas corporation (the "Company").

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Corporation Act ("TBCA"), Merger Sub will merge with and into the Company (the "Merger");

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined the Merger to be advisable and in the best interests of their respective corporations and shareholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and, by resolutions duly adopted, have approved and adopted this Agreement; and

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

          NOW,  THEREFORE,  in consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

          1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

          1.2 Closing/Effective Time. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1600 Smith Street, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA. The Merger shall become effective at the time of the issuance of a certificate of merger by the Secretary of State of the State of Texas in response to the filing of the Articles of Merger and in accordance with the TBCA, or at such later time that the parties hereto shall have agreed upon and designated in the Articles of Merger as the effective time of the Merger (the "Effective Time").

          1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all rights, title and interests to all real property and other property of Merger Sub and the Company shall vest in the Surviving Corporation, and all liabilities and obligations of Merger Sub and the Company shall become the liabilities and obligations of the Surviving Corporation.

          1.4 Articles of Incorporation; Bylaws. At the Effective Time, each of the Articles of

Incorporation, as amended, and the Bylaws, as amended, of the Company shall be amended and restated in its entirety to read as set forth in Exhibit 1.4A and
Exhibit 1.4B, respectively, and as so amended shall be the Restated Articles of Incorporation and Bylaws of the Surviving Corporation until further amended in accordance with applicable law.

          1.5 Directors and Officers of Merger Sub. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Restated Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holders of any securities of the foregoing corporations:

          (a) Each share of common stock, without par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any treasury shares held by the Company or any of its Subsidiaries (as defined in Section 9.3(g)) and shares held by Parent or any of its Subsidiaries), including the associated Company Rights, if any, outstanding at the Effective Time pursuant to the Company Rights Plan (as such terms are defined in Section 4.2), shall be converted into the right to receive 1.025 fully paid, non-assessable shares of common stock (the "Exchange Ratio"), par value $.10 per share, of Parent ("Parent Common Stock").

          (b) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if a "Flip-In Event" or "Flip-Over Event" (each as defined under the Company Rights Plan (as defined in Section 4.2)) shall have occurred under the Company Rights Plan, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or event.

          (c) All such shares of Company Common Stock shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. Such certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

          (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (e) Each share of common stock, par value $.10 per share, of Merger Sub issued and outstanding at the Effective Time shall be converted into one fully paid, nonassessable share of common stock of the Surviving Corporation.

          2.2 Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of whole shares of Parent Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding (other than shares described in Section 2.1(d)) and (ii) additional cash in consideration of fractional shares as provided in Section 2.2(e) (such Parent Common Stock and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock and cash out of the Exchange Fund. Except as contemplated by Sections 2.2(e) and (f), the Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) (such shares of Parent Common Stock and cash being collectively, the "Merger Consideration"), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of the persons entitled thereto.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate, at which time, subject to the effect of applicable laws, there shall be issued to the holder (i) certificates evidencing whole shares of Parent Common Stock issued in exchange therefor and the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time then paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions (without interest thereon), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on any such amounts.

          (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid in lieu of fractional shares upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.



          (e) No Fractional Shares.

                  (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) Each holder of a Certificate having a fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of the Certificate, be paid by the Exchange Agent an amount in cash equal to the value of such fractional interest based on the average closing price per share of Parent Common Stock as reported by The Wall Street Journal (Northeast edition) for the ten consecutive trading days ending on and including the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions. No interest shall be paid on any such amounts. All fractional shares to which a single record holder would be entitled shall be aggregated.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not then complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

          (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock or cash in lieu of fractional shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided above, deliverable in respect thereof pursuant to this Agreement.

          2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be canceled and exchanged for the Merger Consideration.

          2.4  Absence of  Dissenters'  Rights.  Pursuant to the  provisions  of
Article 5.11(B) of the TBCA, shareholders of the Company are not entitled to exercise any rights to dissent from the Merger.

          2.5 Company Stock Options.

          (a) Each holder of an outstanding  Company Stock Option (as defined in
Section 4.2) to purchase shares of Company Common Stock shall have the right exercisable no later than the third business day prior to the Closing Date to elect either (i) by virtue of the Merger and without further action on the part of the Company or the holder of such Company Stock Option to have all (but not part) of such holder's Company Stock Options converted into options to purchase Parent Common Stock ("Parent Stock Option") exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by a Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such Parent Stock Options shall be equal to the quotient determined by dividing (A) the exercise price per share of Company Common Stock specified for such Company Stock Option under the applicable Company Stock Option plan or agreement immediately prior to the Effective Time, by (B) the Exchange Ratio (rounding the resulting exercise price up to the nearest whole cent) (the alternative in this clause (i) being the "Roll-Over Alternative"); or (ii) to be paid in cash immediately after the Effective Time in full cancellation of all (but not part) of such holder's Company Stock Options in an amount equal to the product of (x) the number of shares of Company Common Stock for which the Company Stock Options are exercisable multiplied by (y) the difference between the per share option exercise price and the value of 1.025 shares of Parent Common Stock based on the average closing price per share of Parent Common Stock as reported by the Wall Street Journal (northeast edition) for the ten consecutive trading days ending on and including the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse-stock splits, stock dividends, recapitalizations or similar transactions (the alternative in this clause (ii) being the "Cash-Out Alternative"). With respect to those holders of Company Stock Options electing the Roll-Over Alternative, the date of grant of the Parent Stock Option shall be the date on which the applicable Company Stock Option originally was granted and the Parent Stock
Option received pursuant to the RollOver Alternative shall expire on the expiration date of the Company Stock Option which it replaces, shall be fully vested, and may be exercised by the holder thereof at any time on or before its stated expiration date notwithstanding the earlier termination of such holder's employment with the Surviving Corporation or one of its Subsidiaries, or, in the case of non-employee directors' Company Stock Options, the cessation of the holder's service as a director. As to those holders who elect the Roll-Over Alternative, such election shall include as a condition thereto the holder's agreement relieving the Company, Parent and the Surviving Corporation of (A) any and all obligations to pay or to reimburse such holder for any excise tax under
Section 4999 of the Code or any gross-up for taxes with respect to such excise tax that arises in connection with, or is otherwise related to, any incremental value for purposes of Section 280G of the Code with respect to the Company Stock Option or the Parent Stock Option for which it is exchanged attributable to the extension of the term during which the Parent Stock Option is exercisable beyond that of the Company Stock Option that it replaces, as contemplated pursuant to the Roll-Over Alternative and (B) all other liabilities, if any, relating to such incremental value. In addition to the Roll-Over Alternative and the Cash-Out Alternative, those holders of Company Options whole are eligible to retire in accordance with the Company's 1993 Employee Stock Incentive Plan and the agreements thereunder as of the Closing Date may also elect in lieu of the Roll-Over Alternative or the Cash-Out Alternative, to have all (but not part) of their Company Stock Options converted into Parent Stock Options on the same basis as set forth above with respect to the RollOver Alternative (the "Retirement Roll-Over Alternative"), provided, however, the Parent Stock Options received pursuant to such election, shall have a term equal to the lesser of five years or the remaining term of the Company Stock Options as to which the Retirement Roll-Over Alternative is elected. Any holder of a Company Stock Option who does not elect any of the Roll-Over Alternative, the Cash-Out Alternative or the Retirement Roll-Over Alternative shall be deemed to have elected the Cash-Out Alternative.

          (b) By virtue of the Merger and without further action on the part of the Company or the holder of an Incentive Award, such holder's Incentive Award shall be converted into the right to receive the number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by an Incentive Award immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock.

          (c) Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of Parent Stock Options pursuant to this Section 2.5. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to Parent Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding. Except as otherwise expressly provided herein, the Parent Stock Options shall be subject to the terms and conditions of Parent's 1998 Employee Stock Option Plan, and except as otherwise contemplated by Parent and consistent with this Section 2.5(a), the form of stock option agreement shall be Parent's standard form as in effect on the date hereof.

          (d) The Company (i) shall take all necessary action pursuant to the Company's stock option plans or otherwise and (ii) to the extent necessary under the terms of the applicable stock option plans and agreements, shall use its best reasonable efforts to cause the holders of Company Stock Options to execute any documents necessary, in each case, to effectuate the provisions of this
Section 2.5.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), each of Parent and Merger Sub jointly and severally represents and warrants to the Company that:

          3.1 Organization, Qualification, Etc. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Parent and Merger Sub has the requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the applicable entity and its Subsidiaries, taken as a whole, exclusive of such effects on general economic conditions or the oil and gas, contract drilling, workover service or oilfield service industries in general. A Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in actual monetary loss not covered by insurance which exceeds $30 million, in the case of Parent, or $10 million, in the case of the Company. The copies of Parent's Restated Certificate of Incorporation and By-laws which have been delivered to the Company are complete and correct and in full force and effect on the date of this Agreement. Each of Parent's Significant Subsidiaries (as defined in Section 9.3(f)) is a corporation duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is (if applicable) in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or (if applicable) in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of, or other ownership interests in, Parent's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which Parent is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of Parent.

          3.2 Capital Stock. The authorized stock of Parent consists of 200,000,000 shares of common stock, par value $.10 per share ("Parent Common Stock"), 10,000,000 shares of preferred stock, par value $.10 per share ("Parent Preferred Stock"), and 8,000,000 shares of Class B Stock, par value $.10 per share ("Parent Class B Stock"). As of December 31, 1998, 100,808,778 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock or Parent Class B Stock were issued or outstanding. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of December 31, 1998, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants, calls, rights or other arrangements or commitments obligating Parent to issue, deliver or sell any shares of its capital stock or debt securities, or any securities of any kind convertible into its capital stock, or obligating Parent to grant, extend or enter into any such subscription, option, warrant, call, right or other arrangement or commitment other than: (a) options and other rights to receive or acquire 18,118,266 shares of Parent Common Stock granted on or prior to December 31, 1998 pursuant to employee incentive or benefit plans, programs and arrangements and non-employee director plans; (b) warrants to purchase 200,000 shares of Parent Common Stock issued to the former stockholders of an acquired entity; (c) rights to acquire shares of Parent Common Stock upon conversion of Parent's 5% Convertible Subordinated Notes due May 15, 2006; and (d) approximately 6,825,000 shares of Parent Common Stock, options and other rights to receive or acquire approximately 486,000 shares of Parent Common Stock and warrants to receive or acquire approximately 142,000 shares of Parent Common Stock, all issuable in connection with the closing of that certain Agreement and Plan of Merger dated October 19, 1998 between Parent, Nabors Acquisition Corp. VII and Bayard Drilling Technologies, Inc. (the "Bayard Merger Agreement") . Except for (i) the issuance of shares of Parent Common Stock pursuant to the options and other rights referred to in clauses 3.2(a), (b), (c) and (d), (ii) any grants of options or other rights to acquire shares of Parent Common Stock made to employees or non-employee directors in the ordinary course of business after December 31, 1998, pursuant to employee incentive or benefit plans, programs or arrangements and non-employee director plans and (iii) potential future issuances of Parent Common Stock, options, warrants or similar rights to acquire Parent Common Stock for not less than fair value, in connection with acquisitions by Parent, since December 31, 1998, no shares of Parent Common Stock, Parent Preferred Stock or Parent Class B Stock have been issued and no options, warrants or other securities convertible into shares of capital stock of Parent have been issued or granted. The shares of Parent Common Stock to be issued as consideration in the Merger are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Except as provided in Section 5.5 of the Bayard Merger Agreement, Parent has not granted any registration rights with respect to its securities that are currently exercisable.

          3.3 Corporate Authority Relative to this Agreement; No Violation. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and, subject to the receipt of any required Parent Stockholder Authorization (as defined in Section 3.13), to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, and, subject to the receipt of Parent Stockholder Authorization (if required), no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. The Boards of Directors of Parent and Merger Sub have determined that the transactions contemplated by this Agreement are in the best interests of such entities and their respective stockholders. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company and subject to the receipt of Parent Stockholder Authorization (if required), this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the receipt of Parent Stockholder Authorization (if required), carrying out the transactions contemplated by this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than in connection with or in compliance with the provisions of the TBCA, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Section 4043 of ERISA (as defined in
Section 3.8), the regulations of the American Stock Exchange, Inc. ("AMEX") and the securities or blue sky laws of the various states (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or substantially impair or delay the consummation of the transactions contemplated hereby.

          3.4 Reports and Financial Statements. Parent has previously furnished to the Company true and complete copies of: (a) Parent's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended September 30, 1995 through 1997; (b) Parent's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998; (c) each definitive proxy statement filed by Parent with the SEC since September 30, 1995; (d) each final prospectus filed by Parent with the SEC since September 30, 1995, except any final prospectus constituting part of a Form S-8; and (e) all Current Reports on Form 8-K filed by Parent with the SEC since October 1, 1997. As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Parent SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report, none of the Parent SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) have been prepared in accordance with and fairly present the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except (i) as otherwise disclosed in the notes thereto, (ii) in the case of unaudited interim financial statements, such differences in presentation or omissions as are permitted by Rule 10-01 of Regulation S-X promulgated by the SEC and (iii) the unaudited interim financial statements do not contain all notes required by GAAP). Since October 1, 1996, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC, and each such report, registration statement or other filing met the standards set forth in the second sentence of this Section 3.4.

          3.5 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) liabilities or obligations reflected in the Parent SEC Reports filed after September 30, 1997 but prior to the date hereof ("Parent Filed SEC Reports"), (b) liabilities and obligations incurred under this Agreement and fees and expenses related thereto,
(c) liabilities and obligations incurred in the ordinary course of business after September 30, 1998 and (d) liabilities or obligations which are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

          3.6 No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as defined in Section 3.7)) except (a) as described in the Parent Filed SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          3.7  Environmental  Laws and  Regulations.  Except as described in the
Parent Filed SEC Reports, (a) Parent and each of its Subsidiaries are in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) neither Parent nor any of its Subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person asserting an obligation to conduct investigations or clean-up activities under Environmental Laws or alleging liability under or noncompliance with any Environmental Laws (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and (c) to the knowledge of Parent, there are no facts, circumstances or conditions in connection with the operation of the businesses of Parent and its Subsidiaries or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future, except for any such Environmental Claims which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          3.8 No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Parent Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Parent or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether accrued, contingent or otherwise, except (a) as described in the Parent Filed SEC Reports, and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No employee of Parent will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or other arrangement as a result of the transactions contemplated by this Agreement.

          3.9 Absence of Certain Changes or Events. Other than as disclosed in the Parent Filed SEC Reports, since October 1, 1997 the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on Parent.

          3.10 Litigation. Except as described in the Parent Filed SEC Reports, there are no actions, suits or proceedings pending (or, to Parent's knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. The Parent Disclosure Schedule sets forth a complete list of all pending or threatened actions, suits or proceedings involving amounts in excess of $250,000.

          3.11 Ownership of Company Common Stock. As of the date of this Agreement, Parent and its Subsidiaries own 2,209,500 shares of Company Common Stock or other securities convertible into shares of Company Common Stock.

          3.12 Tax Matters.

          (a) All federal, state, local and foreign Tax Returns (as defined in Section 3.12(c)) required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Parent Group" and, together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent (it being understood that the representations made in this Section 3.12, to the extent that they relate to Past Parent Groups, or to any Subsidiary of Parent for periods prior to the time such Subsidiary was acquired by Parent, are made to the knowledge of Parent). All Tax Returns include any required disclosure of all positions taken therein that could give rise to a substantial underpayment penalty within Section 6662 of the Code or similar provision of state, local, foreign or other law. All Taxes (as defined in Section 3.12(c)) due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of this Agreement, Parent will provide the Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (b) None of Parent nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (c) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          3.13 Required Vote. Assuming that Parent's pending acquisition of Bayard Drilling Technologies, Inc. is consummated prior to the Closing Date, no vote of the stockholders of Parent ("Parent Stockholder Authorization") is required by law, the charter or by-laws of Parent or otherwise in order to consummate the Merger and the transactions contemplated hereby. No other vote of the stockholders of Parent is required by law, the charter or by-laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

          3.14 Insurance. The Parent Disclosure Schedule sets forth all material policies of insurance or programs of self-insurance by which Parent or any of its Subsidiaries or any of their respective properties or assets are covered against present losses, all of which are now in full force and effect. Parent agrees to maintain such policies (or policies of substantially the same nature) in full force and effect at all times until the Effective Time. The Parent Disclosure Schedule sets forth for the current policy year and each of the preceding five policy years (i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy which sets forth the name of the claimant, a description of the policy, and the amount and a brief description of the claim; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. Neither Parent nor any of its Subsidiaries has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights.

          3.15 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Material Adverse Effect on Parent, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The conduct of Parent's and its Subsidiaries' businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The systems, processes, and computer software and hardware used, operated, sold or licensed by Parent or its Subsidiaries that is material to its business or its internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such systems, processes, software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on Parent. The costs of the adaptations and replacements referred to in the prior sentence will not have a Material Adverse Effect on Parent.

          3.16 Material Contracts. The Parent Disclosure Schedule lists the following contracts and other agreements to which Parent or any of its Subsidiaries is a party (other than intercompany arrangements) as of the date hereof (collectively, the "Parent Contracts"):

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $5,000,000 per annum and a term of more than one year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, and involves consideration in excess of $5,000,000;

          (c) any partnership or joint venture agreement;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000,000, or under which it has imposed a lien, security interest or other encumbrance on any of its assets, tangible or intangible, to secure such indebtedness or obligations;

          (e) any agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, is conducted;

          (f) any  agreement  with any of the  stockholders  of Parent and their
affiliates  relating  to  the  voting,   transfer  or  disposition  of  Parent's
securities;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any employee benefit plan) for the benefit of its current or former directors, officers and employees;

          (h) any collective bargaining agreement;

          (i) all turnkey and footage drilling contracts and all daywork drilling contracts for amounts in excess of $2,000,000 or that are not terminable or subject to completion within 90 days;

          (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Parent; and

          (k)  any  other  agreement  (or  group  of  related   agreements)  the
performance of which involves consideration in excess of $5,000,000 other than agreements entered into in the ordinary course.

There is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, that is not set forth in the Parent Disclosure Schedule. Neither Parent nor any of its Subsidiaries is in violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Parent Contract, other than such violations or defaults as would not have a Material Adverse Effect on Parent. To the knowledge of Parent, none of the other parties to the Parent Contracts is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Parent Contract, other than such violations or defaults as would not have a Material Adverse Effect on Parent.

          3.17 Ownership of Merger Sub; No Prior Activities. Merger Sub is a direct, wholly owned subsidiary  of  Parent.  Except  for  obligations  or  liabilities  incurred  in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          3.18 Brokers. Other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          3.19 Property. Parent and each of the Subsidiaries, as the case may be, have sufficient title or leaseholds to property to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on Parent.

          3.20 Parent Equipment. Parent and its Subsidiaries have such ownership of or such rights by license, lease or other agreement to all equipment used or necessary to conduct their respective businesses as currently conducted (the
"Parent Equipment") with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on Parent. The Parent
Equipment that is currently under contract or is being actively marketed by Parent or a Subsidiary is in good operating condition and repair and adequate for the uses to which it is being put.

          3.21 Permits. Parent and each of its Significant Subsidiaries has all permits, licenses, franchises and other governmental authorizations necessary to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on Parent. All such permits, licenses, franchises and authorizations are in full force and effect and Parent is not aware of any pending or threatened suspension, cancellation or termination of any such permit, license, franchise or authorization, with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on Parent.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub that:

          4.1 Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The copies of the Company's Articles of Incorporation, as amended, and Bylaws, as amended, which have been delivered to Parent are complete and correct and in full force and effect on the date of this Agreement. Each of the Company's Significant Subsidiaries is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is (if applicable) in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or (if applicable) in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which the Company is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of the Company.

          4.2 Capital Stock. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,000 shares of preferred stock, without par value ("Company Preferred Stock"). As of January 8, 1999, 21,114,655 shares of Company Common Stock were issued and outstanding, no shares of Company Common Stock were held in the Company's treasury and 1,000 shares of Company Preferred Stock were held in the Company's treasury. All of the shares of Company Common Stock and Company Preferred Stock (whether outstanding or in treasury) have been validly issued and are fully paid and nonassessable. As of January 8, 1999, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants, or other rights, arrangements or commitments obligating the Company to issue, deliver or sell any shares of its capital stock or debt securities, or any securities of any kind convertible into its capital stock, or obligating the Company to grant, extend or enter into any such subscription, option, warrant, or other right, arrangement or commitment, other than: (a) rights ("Company Rights") to acquire shares of the Company Common Stock pursuant to the Rights Agreement, dated as of June 7, 1994, between the Company and The First National Bank of Boston (the "Company Rights Plan") and (b) options to acquire 1,431,754 shares of Company Common Stock granted on or prior to January 8, 1999, (the "Company Stock Options") and incentive awards and other similar rights to receive up to a maximum of 174,954 shares of the Company Common Stock granted on or prior to January 8, 1999 ("Incentive Awards"), pursuant to employee incentive or benefit plans, programs and arrangements and nonemployee director plans. Except for the issuance of shares of the Company Common Stock pursuant to the options, awards and other rights referred to in clauses (a) and (b) of this Section 4.2, since January 8, 1999, no shares of Company Common Stock or Company Preferred Stock have been issued and no options, awards or other securities convertible into shares of capital stock of the Company have been issued, awarded or granted.
Section 4.2 of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Options and Incentive Awards, showing for each holder the number and type of Company Stock Options held, the exercise prices thereof, and the dates of grant, expiration and vesting thereof. The Company has made available to Parent complete and correct copies of all agreements evidencing the Company Stock Options and Incentive Awards. The Company has not granted any registration rights with respect to its securities that are currently exercisable.

          4.3 Corporate Authority Relative to this Agreement; No Violation. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Company Shareholder Approval (as defined in Section 4.14), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, subject to the receipt of Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of the Company has taken all appropriate action so that none of the Company, Parent or Merger Sub will be subject to the limitations on "business combinations" set forth in Part Thirteen of the TBCA by virtue of the Company, Parent and Merger Sub entering into this Agreement and consummating the transactions contemplated hereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and that it will recommend to the Company's shareholders that they adopt this Agreement. Neither the Company nor any affiliate or associate of the Company has, at any time during the last three years, owned in excess of 15% of the Parent Common Stock. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto and the Company Shareholder Approval is received, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither the Company nor any of its Subsidiaries is subject to or obligated under any charter, by-law, joint venture or partnership agreement or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the receipt of Company Shareholder Approval, carrying out the transactions contemplated by this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) cause a change in control to occur under the Shareholders Agreement by and between Pool International Inc. and Arabian Petroleum Services Company ("Petroserv"), dated as of September 20, 1974, as amended to the date of this Agreement or under any other governing documents related thereto (collectively, the "Saudi Joint Venture Agreement"),
(b) result in Petroserv having the right to acquire in excess of 65% of Pool Arabia, Ltd. or (c) result in Petroserv obtaining management control of Pool Arabia, Ltd. Other than in connection with or in compliance with the provisions of the TBCA, the Securities Act, the Exchange Act, the HSR Act, Section 4043 of ERISA and the securities or blue sky laws of the various states (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby.

          4.4 Reports and Financial Statements. The Company has previously furnished to Parent true and complete copies of: (a) the Company's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1995 through 1997; (b) the Company's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; (c) each definitive proxy statement filed by the Company with the SEC since December 31, 1995; (d) each final prospectus filed by the Company with the SEC since December 31, 1995, except any final prospectus constituting part of a Form S-8; and (e) all Current Reports on Form 8-K filed by the Company with the SEC since January 1, 1998. As of their respective dates, such reports, proxy statements and prospectuses (collectively, "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report, none of Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) have been prepared in accordance with and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except (i) as otherwise disclosed in the notes thereto, (ii) in the case of unaudited interim financial statements, such differences in presentation or omissions as are permitted by Rule 10-01 of Regulation S-X promulgated by the SEC and (iii) the unaudited interim financial statements do not contain all notes required by GAAP). Since January 1, 1996, the Company has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC, and each such report, registration statement or other filing met the standards set forth in the second sentence of this Section 4.4.

          4.5 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) liabilities or obligations reflected in Company SEC Reports filed after December 31, 1997 but prior to the date hereof ("Company Filed SEC Reports"), (b) liabilities and obligations incurred under this Agreement and fees and expenses related thereto,
(c) liabilities and obligations incurred in the ordinary course of business after September 30, 1998 and (d) liabilities or obligations which are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          4.6 No  Violation  of  Law.  The  businesses  of the  Company  and its
Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in the Company Filed SEC Reports and
(b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          4.7 Environmental Laws and Regulations. Except as described in the Company Filed SEC Reports, (a) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any Environmental Claims which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) to the knowledge of the Company, there are no facts, circumstances or conditions in connection with the operation of the businesses of the Company and its Subsidiaries or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future, except for any such Environmental Claims which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          4.8 Employee Benefit Matters.

          (a) The Company Disclosure Schedule sets forth a complete and accurate list of:

                  (i) each "employee welfare benefit plan" (as such term is defined in Section 3(1) of the ERISA) (the "Company Welfare Plans");

                  (ii) each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (the "Company Pension Plans");

                  (iii) all other material employee benefit agreements or arrangements, including, without limitation, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, vacation policies, supplemental income arrangements and other similar plans, agreements and arrangements (collectively, with the Company Welfare Plans and the Company Pension Plans, the "Company Benefit Plans"), that are in effect on the date of this Agreement, or have been approved before the date of this Agreement but are not yet effective, for the benefit of directors, officers, employees or former employees (or their respective beneficiaries or consultants) of the Company, any of its Subsidiaries incorporated in the United States (the "Company U.S. Subsidiaries") or any corporation, trade, business or entity that is a member of a controlled group, affiliated service group or otherwise under common control with the Company (within the meaning of Section 414(b), (c), (m) or (o) of the Code) and that is incorporated or domiciled in the United States (collectively, the "Company Group"). The Company and U.S. Subsidiaries will provide to Parent, as to each Company Benefit Plan, as applicable, access to a complete and accurate copy of (i) each such plan, agreement or arrangement; (ii) the trust, group annuity contract or other document that provides the funding for such plan; (iii) the most recent annual Form 5500, 990 and 1041 reports; (iv) the most recent actuarial report or valuation statement;
         (v) the most current summary plan description, handbook or other booklet that describes any Company Benefit Plan, and any summary of material modifications prepared after each such summary plan description; (vi) the most recent Internal Revenue Service ("IRS") determination letter and all rulings or determinations requested from the IRS subsequent to the date of such determination letter; and (vii) all other pending correspondence from the IRS or the Department of Labor received by any member of the Company Group that relates to such plan; and

                  (iv) all amendments or modifications to any Company Benefit Plan (including any increase in salary or bonus) authorized or implemented since October 1, 1998 which increase the cost of such Company Benefit Plan to the Company.

          (b) Each  Company  Welfare  Plan and  Company  Pension  Plan (i) is in
compliance  with  ERISA,  including,   without  limitation,  all  reporting  and
disclosure requirements of Part 1 of Subtitle B of Title I of ERISA and the Code; (ii) has not engaged in any transaction described in Section 406 or 407 of ERISA or Section 4975 of the Code unless it received or is entitled to an exemption under Section 408 of ERISA or Section 4975 of the Code, as applicable, or unless such transaction has been corrected and all applicable excise taxes paid or waived; (iii) has no issue, action, suit or claim pending (other than the payment of benefits in the normal course or the qualification of the plan pursuant to an application pending before the IRS) nor any issue resolved adversely to the Company Group that, in either case, may subject the Company Group to the payment of a penalty, interest, tax or other amount; and (iv) can be unilaterally terminated or amended on no more than 90 days' notice. No notice has been received by the Company Group of an increase or proposed increase in any premium relative to any Company Benefit Plan, and no amendment to any Company Benefit Plan within the last 12 months has increased the rate of employer contributions thereunder. (i) The Company Group has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Company Benefit Plans,
(ii) each Company Benefit Plan has been administered in compliance with its governing documents and applicable law, (iii) no act, omission or transaction has occurred which would result in imposition on any member of the Company Group of (A) breach of fiduciary duty liability damages under Section 409 of ERISA,
(B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

          (c) Each Company Benefit Plan that is intended to be a voluntary employee benefit association has been submitted to and approved by the IRS as exempt from federal income tax under Section 501(c)(9) of the Code or the applicable submission period relating to any such plan will not have ended prior to the Closing. No Company Benefit Plan will cause the Company Group to have liability for severance pay as a result of this Agreement.

          (d) Each Company  Pension Plan that is intended to be qualified  under
Section 401(a) of the Code has been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period relating to such plan will not have ended prior to the Closing. To the knowledge of the Company, no facts have occurred that, if known by the IRS, could cause disqualification of any Company Pension Plan. As to any Company Pension Plan that is intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of such plan within the meaning of Section 411(d)(3) of the Code. Each Company Pension Plan to which
Section 302 of ERISA or Section 412 of the Code is applicable fully complies with the funding requirements of that Section and there is no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code (whether or not waived) in any such plan. The Company Group has paid all premiums (including, without limitation, interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Company Pension Plan for which premiums are required. No Company Pension Plan has been terminated, and there has been no event or condition which presents the material risk of termination, under circumstances that would result in any material liability to the PBGC or the Company Group. There has been no "reportable event" (as defined in Section 4043(c) of ERISA and the regulations under that Section) with respect to any Company Pension Plan subject to Title IV of ERISA. With respect to each Company Pension Plan subject to Title IV of ERISA, (i) no notice of intent to terminate the plan has been given under
Section 4041 of ERISA, (ii) no proceeding has been instituted under Section 4042 of ERISA to terminate the plan, (iii) no liability to the PBGC has been incurred and (iv) the Company Group has not (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or (C) ceased making contributions on or before the Closing Date to any such plan subject to Section 4064(a) of ERISA to which the Company Group made contributions at any time during the six years prior to the Closing Date. No member of the Company Group contributes to or has an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, from a multiemployer plan (as defined in Section 3(37) of ERISA).

          (e) The Company Disclosure Schedule sets forth the amounts of all severance payments or similar obligations, including but not limited to any increased employee compensation or additional benefits, vested rights or service credits under any Company Benefit Plan (whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered), that will be owed by Company or any of its Subsidiaries to any of their respective employees, officers, directors or consultants, and all increases in severance payments or other benefits to which any of such persons will be entitled, as a result of the Merger or the transactions contemplated by this Agreement. Except as set forth in the Company Disclosure Schedule, no such payments shall be due and payable as a result of the Merger or the transactions contemplated hereby. Company has made available to Parent (i) copies of all employment agreements with officers of Company and its Subsidiaries; (ii) copies of all agreements with consultants obligating Company to make annual cash payments in an amount exceeding $100,000 or with a term greater than one year;
(iii) a schedule listing all officers of Company and its Subsidiaries who have executed a non-competition agreement with Company or its Subsidiaries; (iv) copies of all severance agreements, programs and policies of Company with or relating to its employees; and (v) copies of all plans, programs, agreements and other arrangements of Company with or relating to its employees which contain change in control provisions. Except as set forth in the Company Disclosure Schedule, in connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under the Company Benefit Plans or under any other agreement that would be reasonably likely to result in imposition of the sanctions imposed under Section 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          (f) Since January 1, 1996, neither the Company nor any of its Subsidiaries has been a party to any collective bargaining or other labor contract. Since January 1, 1997, there has not been, there is not presently pending or existing, and to the Company's knowledge there is not threatened, (i) any strike, slowdown, picketing, work stoppage or employee grievance process;
(ii) any proceeding against or affecting the Company or any of its Subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental authority, organizational activity or other labor or employment dispute against or affecting Company or any of its Subsidiaries or their premises; or (iii) any application for certification of a collective bargaining agent. To the Company's knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Company or any of its Subsidiaries, and no such action is contemplated by Company or any of its Subsidiaries. To the knowledge of Company, Company and each of its Subsidiaries has complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the knowledge of Company, neither Company nor any of its Subsidiaries is liable for the payment of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

          (g) Except as otherwise required by law, (i) no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person, and
(ii) none of Company or its Subsidiaries is contractually obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment. The Company Group has not made any representations, agreements, covenants or commitments to provide such coverage or benefits.

          4.9 Absence of Certain Changes or Events. Other than as disclosed in the Company Filed SEC Reports, since January 1, 1998 the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company.

          4.10 Litigation. Except as described in the Company Filed SEC Reports or previously disclosed in writing to Parent, there are no actions, suits or proceedings pending (or, to the Company's knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. The Company Disclosure Schedule sets forth a complete list of all pending or threatened actions, suits or proceedings involving amounts in excess of $250,000.

          4.11 Company Rights Plan. Under the terms of the Company Rights Plan, as amended on the date of this Agreement, the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement in accordance with the terms hereof will not (except to the extent caused by Parent's becoming the beneficial owner of any Company Common Stock other than in accordance with this Agreement) cause (i) Company Rights to become exercisable under the Company Rights Plan or (ii) a "Distribution Date", "Share Acquisition Date", "Triggering Event", "Flip-In Event" or "Flip- Over Event" (as such terms are defined in the Company Rights Plan) to occur upon the consummation of any such transactions. In addition, the Company has taken all actions necessary to cause the Company Rights Plan to be amended so that the Company Rights will expire immediately prior to the Closing Date.

          4.12 Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock.

          4.13 Tax Matters.

          (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Company Group" and, together with Current Company Groups, a "Company Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section 4.13, to the extent that they relate to Past Company Groups, or to any Subsidiary of the Company for periods prior to the time such Subsidiary was acquired by the Company, are made to the knowledge of the Company). All Tax Returns include any required disclosure of all positions taken therein that could give rise to a substantial underpayment penalty within Section 6662 of the Code or similar provision of state, local, foreign or other law. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of this Agreement, the Company will provide Parent with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary is (nor has it ever been) a party to any tax sharing agreement and has not assumed the tax liability of any other person under a contract; has ever filed a consent under Section 341(f) of the Code; is required to make any adjustment under Section 481(a) of the Code for any tax year ending after the Effective Time by reason of a change in method of accounting or otherwise; or is required to make a payment with respect to the remuneration of an employee which would result in non-deductible expense pursuant to Section 162(m) of the Code. Neither the Company nor any Subsidiary is (nor has it ever been) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

          (b) None of the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          4.14 Required Vote. The affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company Common Stock (the "Company Shareholder Approval") is required to adopt the Merger Agreement. No other vote of the shareholders of the Company is required by law, the charter or bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

          4.15 Insurance. The Company Disclosure Schedule sets forth all material policies of insurance or programs of self-insurance by which the Company or any of its Subsidiaries or any of their respective properties or assets are covered against present losses, all of which are now in full force and effect. The Company agrees to maintain such policies (or policies of substantially the same nature) in full force and effect at all times until the Effective Time. The Company Disclosure Schedule sets forth for the current policy year and each other policy year since January 1996 (i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. Neither the Company nor any of its Subsidiaries has received any refusal of coverage or any notice of reservation of rights.

          4.16 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Material Adverse Effect on the Company, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The systems, processes, and computer software and hardware used, operated, sold or licensed by the Company or its Subsidiaries that is material to its business or its internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such systems, processes, software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on the Company. The costs of the adaptations and replacements referred to in the prior sentence will not have a Material Adverse Effect on the Company.

          4.17 Material Contracts. The Company Disclosure Schedule lists the following contracts and other agreements to which the Company or any of its Subsidiaries is a party (other than intercompany arrangements) as of the date hereof (collectively, the "Company Contracts"):

               (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $500,000 per annum and a term of more than one year;

               (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, and involves consideration in excess of $500,000;

               (c) any partnership or joint venture agreement;

               (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000, or under which it has imposed a lien, security interest or other encumbrance on any of its assets, tangible or intangible, to secure such indebtedness or obligations;

          (e) any agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted;

          (f) any agreement with any of the shareholders of the Company and their affiliates relating to the voting, transfer or disposition of the Company's securities;

               (g) all turnkey and footage drilling contracts and all daywork drilling contracts for amounts in excess of $2,000,000 or that are not terminable or subject to completion within 90 days;

               (h) any agency, representation or similar agreement;

               (i) any agreement for the construction or modification of a drilling rig or vessel where total costs are expected to exceed $500,000;

               (j) any agreement having any "change in control" or similar provision;

               (k) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; and

          (l)  any  other  agreement  (or  group  of  related   agreements)  the
performance of which involves consideration in excess of $500,000, other than agreements entered into in the ordinary course.

There is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that is not set forth in the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is in violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Company Contract, other than such violations or defaults as would not have a Material Adverse Effect on the Company. To the knowledge of the Company, none of the other parties to the Company Contracts is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Company Contract, other than such violations or defaults as would not have a Material Adverse Effect on the Company.

          4.18 Vessels. All vessels owned or chartered by the Company are set out in the Company Disclosure Schedule (the "Vessels"). Except as set out in the Company Disclosure Schedule, each of the Vessels is, and will be at the Effective Time, owned by the Company or one of its Subsidiaries free and clear of all liens, charges and rights of others and duly documented under the laws and flag of the

U.S. entitling the Vessels to engage in the coastwise trade in the United States and to operate on a worldwide basis in support of the offshore petroleum industry. Except as set out in the Company Disclosure Schedule, none of the equipment on board any of the Vessels or held for use on any of the Vessels is leased to the Company or one of its Subsidiaries. All logs (deck and engine) shall be onboard the Vessels at the Effective Time.

          4.19 Brokers. Other than Morgan Stanley & Co. Incorporated ("Morgan Stanley"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A copy of the Company's engagement letter with Morgan Stanley has been provided to Parent.

          4.20 Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley (a copy of which has been delivered to Parent) to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

          4.21 Property. The Company and each of the Subsidiaries, as the case may be, have sufficient title or leaseholds to property to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on the Company.

          4.22 Company Equipment. The Company and its Subsidiaries have such ownership of or such rights by license, lease or other agreement to all equipment used or necessary to conduct their respective businesses as currently conducted (the "Company Equipment") with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on the Company. The Company Equipment that is currently under contract or is being actively marketed by the Company or a Subsidiary is in good operating condition and repair and adequate for the uses to which it is being put. None of the Company Equipment that is currently under contract or is being actively marketed by the Company or a Subsidiary is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

          4.23 Permits. The Company and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations necessary to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on the Company. All such permits, licenses, franchises and authorizations are in full force and effect and the Company is not aware of any pending or threatened suspension, cancellation or termination of any such permit, license, franchise or authorization, with only such exceptions as individually or in the aggregate would not have a Material Adverse Effect on the Company.

          4.24 Financial Condition. As of December 31, 1998, the Company had at least $30 million in cash or short-term investments of a duration of not more than seven days and no more than $174 million in funded debt.

                                    ARTICLE V
                                    COVENANTS

          5.1 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its Subsidiaries to:

          (a) operate its business only in the usual and ordinary course consistent with past practices and in compliance in all material respects with all applicable laws and regulations;

          (b) use its commercially reasonable efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its officers and key employees and maintain its material relationships with its customers, suppliers, creditors and joint venture or other business partners;

          (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition in all material respects as at present, ordinary wear and tear excepted; and

          (d) use its commercially reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          provided, however, that, in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by clauses 5.1(a) through (c), the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such actions and not unreasonably withhold its consent.

          5.2 Negative Covenants of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Schedule or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not directly or indirectly, and will not permit any of its Subsidiaries to directly or indirectly, do any of the following:

          (a) (i) increase the compensation payable to, or to become payable to, any director, executive officer or employee; (ii) grant any severance or termination pay (other than in accordance with the terms of the severance agreements set forth on the Company Disclosure Schedule, as the same may be amended pursuant to this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable under, any employee benefit plan or arrangement except as may be required by applicable law;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

          (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its or its Subsidiaries' capital stock including, but not limited to, options, warrants and other rights to acquire securities (other than any such acquisition directly from any wholly owned Subsidiary of the Company in exchange for capital contributions or loans to such Subsidiary), (ii) effect any recapitalization; or (iii) split, combine or reclassify any of its or its respective Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its respective Subsidiaries' capital stock;

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of Company Stock Options or pursuant to Incentive Awards outstanding on the date of this Agreement in accordance with their terms or issuances by any Subsidiary of the Company to the Company or any other Subsidiary of the Company); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof (including, without limitation, declaring a "change of control" or similar event thereunder); or
(iii) take any action to accelerate the vesting of any Company Stock Options;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest valued in excess of $1 million or portion of the assets (for a purchase price in excess of $1 million) of, or by any other manner, any corporation, partnership, association or other business, organization or division (other than a wholly owned Subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

          (f) other than (i) dispositions or proposed dispositions set forth on the Company Disclosure Schedule, (ii) as may be necessary or required by law to consummate the transactions contemplated hereby or (iii) dispositions in the ordinary course of business consistent with past practice not to exceed $150,000 individually or $1 million in the aggregate, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of the Company's Significant Subsidiaries;

          (g) propose or adopt any amendments to its Articles of Incorporation, as amended, or to its Bylaws;

          (h) (i) change any of its methods of accounting in effect at December 31, 1997 or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or GAAP;

          (i) (A) spend or commit to spend more than $2 million in the aggregate on the purchase of new or used equipment, supplies (including drill pipe and other capital expenditures not referred to in (ii) below) (provided that the Company shall inform Parent prior to committing to make capital expenditures in excess of $750,000 in the aggregate), except for (i) capital expenditures heretofore approved by the Company's Board of Directors and described in the Company Disclosure Schedule; and (ii) sustaining capital expenditures for Company Equipment and Vessels in the ordinary course of business consistent with past practice; or (B) except for draw downs on the existing working capital line of credit, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

          (j) enter into any contract, agreement or other arrangement that would have been required to be disclosed as a Company Contract had such contract, agreement or other arrangement been in effect on the date of this Agreement;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) in the ordinary course of business and consistent with past practice, properly reflected or reserved against in, the consolidated financial statements (or the notes thereto) as of and for the fiscal year ended December 31, 1997 of the Company and its consolidated Subsidiaries, (y) incurred since December 31, 1997 in the ordinary course of business and consistent with past practice or (z) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (z) are legally required to be paid and are also not otherwise payable in accordance with clauses (x) or (y) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $250,000 in value, reasonably in advance of their pay ment);

          (l) (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in accordance with past practice or with respect to Pool International Argentina S. A. not in an amount in excess of $2 million); or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

          (m) take or agree to take any action that would or is reasonably likely to result in any of the Company's representations and warranties set forth in this Agreement being untrue as of the Closing Date (unless such representations and warranties speak as of an earlier date, in which case as of such date) or in any of the conditions to the Merger not being satisfied; or

          (n) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing;

provided, that, in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by this Section 5.2, the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such actions.

          5.3 Negative Covenants of Parent. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent will not, and will not permit Merger Sub to, do any of the following:

          (a) amend any of the material terms or provisions of the Parent Common Stock;

          (b) knowingly take any action which would result in a failure to maintain the trading of Parent Common Stock on the AMEX;

          (c) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock;

          (d) take or agree to take any action that would or is reasonably likely to result in any of Parent's or Merger Sub's representations and warranties set forth in this Agreement being untrue as of the Closing Date (unless such representations and warranties speak as of an earlier date, in which case as of such date) or in any of the conditions to the Merger not being satisfied; or

          (e) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          5.4 Access and Information. Subject to confidentiality agreements to which the Company or Parent or any of their respective Subsidiaries is a party, each of the Company and Parent shall, and shall cause its Subsidiaries to, (a) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and its Subsidiaries and to the books and records thereof and (b) furnish promptly to the other party and its Representatives such information concerning its business, properties, contracts, records and personnel
(including,  without  limitation,   financial,  operating  and  other  data  and
information) as may be reasonably requested, from time to time, by such other party. In connection with the foregoing, the Company hereby consents to Parent's use of the services and advice of William J Myers from and after the date of this Agreement in conducting its inquiry into the business and affairs of the Company. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that (i) it will, and will cause its Representatives to, treat any information obtained hereunder in strict accordance with Section 5.6 and (ii) it will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Company shall permit Parent and its representatives to confirm, on reasonable notice and on the basis of agreed methods, with the Company's and Subsidiaries' principal vendors, customers and trade affiliates, that the acquisition by Parent of the Company will be acceptable to such vendors, customers and trade affiliates and that the acquisition will not adversely affect the relationship of such vendors, customers or trade affiliates with the Company or its Subsidiaries. The Company agrees that such access by Parent and its representatives shall include the right to perform a soil and groundwater analysis of any real estate owned or leased by the Company or its Subsidiaries as Parent shall deem necessary or appropriate to determine on-site conditions and the presence or absence of any hazardous materials, provided, however, such analysis shall only be performed after good faith consultation by Parent with the Company and its
Representatives. In connection with such environmental investigations, the Company will provide to or make available for inspection by Parent and its Representatives (i) all records relating to the disposal of waste materials generated at any real estate owned or leased by the Company or its Subsidiaries;
(ii) all environmental permits and records relating to compliance with such permits; (iii) all records of spills or other releases; (iv) all records relating to employee exposure to workplace chemicals; (v) all chemical inventories and reports of chemical emissions; (viii) all correspondence relating to pending or threatened environmental claims; and (ix) all records obtained from prior owners or operators of the real estate owned or leased by the Company or its Subsidiaries relating to environmental conditions.

          5.5 No Solicitation.

          (a) Except as pursuant this Section 5.5 or otherwise consented to in writing by Parent, from and after the date of this Agreement until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, the Company will not directly or indirectly, and will not permit any of its Subsidiaries, or its or its Subsidiaries' directors, officers, employees, representatives and agents, to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any Company Acquisition Proposal (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such Company Acquisition Proposal, or enter into an agreement with respect to any Company Acquisition Transaction (as defined below) or agree to or endorse any Company Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to take any such action, and the Company shall notify Parent of all terms of any Company Acquisition Proposal received by the Company or any of its Subsidiaries or by any such officer, director, investment banker, financial advisor or attorney within two business days after receipt thereof, and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; or (ii) at any time prior to the satisfaction of the condition set forth in Section 7.1(b), furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written Company Acquisition Proposal, recommending the same to the Company's shareholders or otherwise communicating with the Company's shareholders regarding such proposal in a manner permitted by law, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with legal counsel (which may include its regularly engaged legal counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by the TBCA and other applicable Texas law; (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company (x) provides two business days' written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) obtains from such person or entity a customary confidentiality agreement; and (C) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that, in light of the information furnished to it relating to such Company Acquisition Proposal is a Superior Proposal (as defined below). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties heretofore conducted which are prohibited pursuant to this Section 5.5(a). The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.6(a) of the obligations undertaken in this Section 5.5(a).

          (b) "Company Acquisition Proposal" means an inquiry or proposal which relates to or contemplates a Company Acquisition Transaction.

          (c) "Company Acquisition Transaction" means any of the following transactions:

               (i) any merger, consolidation, share exchange or other business combination involving the Company or any Subsidiary of the Company (other than any such arrangement between the Company and any of its Subsidiaries or among any of its Subsidiaries);

               (ii) any sale, exchange, transfer or other disposition (whether in the form of an asset sale, merger or otherwise) to any person (other than Parent or any of its Subsidiaries) of properties or assets of the Company or any of its Subsidiaries which constitute (i) all or substantially all of the properties and assets of the Company, (ii) all or substantially all of the properties and assets of any Significant Subsidiary, or a material division or other business unit of the Company or any Significant Subsidiary, or (iii) properties and assets which are material to the business or operations of the Company at its Subsidiaries, taken as a whole;

               (iii) any tender offer or exchange offer by any person (other than the Parent or any of its Subsidiaries) for 15% or more of the outstanding shares of Company Common Stock; or

               (iv) any acquisition of shares of Company Common Stock by any person or group (other than Parent or any of its Subsidiaries) which would require an amendment, waiver, termination or alteration of the Company Rights Plan so that such acquisition would not result in such person becoming an "Acquiring Person" under the terms of the Company Rights Plan.

          (d) "Superior Proposal" means any Company Acquisition Proposal on terms which, if consummated pursuant thereto, the Board of Directors of the Company determines in good faith in the exercise of its fiduciary duties to be more favorable to the Company and its shareholders than the Merger taking into account such factors as the Board deems relevant (based on advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, after receiving advice from its financial advisor, is reasonably capable of being financed by such third party.

          5.6 Confidentiality. Between the date of this Agreement and the Effective Time, the parties hereto will maintain in confidence, and will cause its Representatives to maintain in confidence, and not use to the detriment of a party to this Agreement any information obtained from a party to this Agreement or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby (regardless of whether such information was obtained prior to, on or after the date of this Agreement), unless (a) such information is already known to such receiving party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such receiving party, (b) use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or (c) the furnishing or use of such information is required by legal proceedings or applicable law or requirement of the AMEX. Upon any termination of this Agreement, each party will return or destroy all confidential information provided to it by the other party.

          5.7 Inspection of Vessels. Parent shall have the right to inspect the Vessels at any reasonable time and from time to time prior to the Closing Date, provided that such inspection shall be conducted in a manner that does not unreasonably interfere with the operation of the Vessels. Any such inspection may include the opening up of machinery and equipment and, at Parent's option, may be conducted by drydocking any Vessel (subject to obtaining the consent of the user of such Vessel). The Company shall keep Parent advised of the location and whereabouts of each Vessel to facilitate such an inspection.

          5.8 Company Rights Plan. Except for the amendments contemplated by this Agreement or amendments approved in writing by Parent, the Company will not, following the date of this Agreement, amend the Company Rights Plan in any manner. In addition the Company covenants and agrees that it will not redeem the Company Rights unless such redemption is consented to in writing by Parent prior to such redemption.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

          6.1 Meetings of Shareholders.

          (a) The Company shall promptly after the date of this Agreement take all action necessary in accordance with applicable law and its Articles of Incorporation, as amended, and Bylaws, as amended, to convene a meeting of its shareholders to consider and vote upon the approval of this Agreement and the Merger, and the Company shall consult with Parent in connection therewith; provided that the Company shall use its reasonable best efforts to hold the special meeting of shareholders within 40 days after effectiveness of the Registration Statement (as defined in Section 6.2(a)). The Company, through its Board of Directors, shall recommend approval of such matters, subject to the terms and conditions set forth in Section 5.5. The Company, through its Board of Directors, shall vote the 769,231 shares of Company Common Stock subject to that certain Voting Agreement dated as of March 31, 1998, between the Company and Al
A. Gonsoulin in favor of this Agreement and the Merger.

          (b) If required, Parent shall promptly after the date of this Agreement take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and Bylaws to convene a special meeting of its stockholders to consider and vote on the Parent Stockholder Authorization; and Parent shall consult with the Company in connection therewith. Parent, through its Board of Directors, shall recommend approval of the Parent Stockholder Authorization.

          6.2 Registration Statement; Proxy Statement

          (a) Parent promptly shall prepare and shall file with the SEC and the AMEX a registration statement on Form S-4 under the Securities Act (the registration statement, together with the amendments thereto, being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration of the Parent Common Stock to be issued in the Merger. The Company promptly shall prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the Registration Statement, and a form of proxy with respect to the meeting of the shareholders of the Company in connection with the Merger and the other transactions contemplated by this Agreement (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to such shareholders, being the "Proxy Statement"). Each of Parent and the Company shall use its best efforts to (i) cause the Registration Statement to become effective as promptly as practicable after such filing and
(ii) cause the Proxy Statement to be mailed to shareholders of the Company at the earliest practicable date. Parent shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company in favor of the Merger subject to the terms and conditions set forth in Section 5.5.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company's shareholders in connection with the special meeting of shareholders to consider the Merger shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the special shareholders' meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, occurs or exists which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and the Company shall cooperate with Parent in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by law, in disseminating the information contained in such amendment or supplement to the shareholders of the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement to be sent to the Company's shareholders in connection with the special shareholders' meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstances relating to Parent or any of its respective affiliates, or to its or their respective officers or directors, occurs or exists which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company and Parent shall cooperate with the Company in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by law, in disseminating the information contained in such amendment or supplement to the shareholders of the Company. All documents that Parent is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) (i) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to Parent in form and substance reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement; and (ii) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to the Company in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

          6.3 Appropriate Action; Consents; Filings.

          (a) The Company and Parent each shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain the Parent Required Approvals and the Company Required

Approvals; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Parent) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith; and provided, further, that, unless otherwise agreed by Parent, in its sole discretion, the reasonable efforts of Parent shall not include (a) proffering Parent's willingness to accept an order providing for the divestiture of such of the properties, assets, operations or business of the Company or any of its Subsidiaries (or, in lieu thereof, such properties, assets, operations or business of Parent or any of Parent's affiliates) as are necessary to permit the consummation of the transactions contemplated by this Agreement, including an offer to hold separate such properties, assets, operations or businesses pending any such divestiture, (b) proffering Parent's willingness to accept any other conditions, restrictions, limitations or agreements affecting the full rights of ownership of the Company's or any of its Subsidiary's assets (or any portion thereof) as may be necessary to permit the consummation of the transactions contemplated by this Agreement or (c) entering into or continuing any litigation relating to this Agreement or the transactions contemplated hereby. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. If (x) necessary approvals under the HSR Act are conditioned solely upon Parent taking one or more actions described in clauses (a), (b) and
(c) of this Section 6.3(a), which condition may not be waived, appealed, or modified, (y) Parent has conclusively decided not to take such action or actions, and (z) the Company has fulfilled its obligations under this Section 6.3(a), then Parent shall notify the Company of its intent not to take such action or actions (the "HSR Act Termination Notice"). Delivery by Parent to the Company of the HSR Act Termination Notice shall constitute a failure of the condition contained in Section 7.1(e) of this Agreement.

               (b) (i) Each of the Company and Parent shall give (or shall cause each of their respective Subsidiaries to give) any notices to third parties, and shall use, and cause each of their respective Subsidiaries to use, its reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, (C) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time. Without in any way limiting the foregoing, each of the Company and Parent agrees to use commercially reasonable efforts to maintain the business relationship and goodwill of Petroserv and to obtain an amendment to the Saudi Joint Venture Agreement or other arrangement so that (A) the operation in the Kingdom of Saudi Arabia of Pool Arabia, Ltd. and Nadrico Saudi Company Limited, immediately after the Effective Time, will not be materially adversely affected by the Merger and (B) the change in control provisions thereof will not be triggered as a result of the Merger.

               (ii) In the event that either party shall fail to obtain any third party consent described in Section 6.3(b)(i), such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          6.4 Tax Treatment; Affiliates.

          (a) From and after the date hereof and until the Effective Time, none of Parent, the Company or any of their respective Subsidiaries shall knowingly
(i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the parties shall use its reasonable best efforts to obtain the opinion of counsel referred to in Section 7.1(d).

          (b) The Company shall use its best efforts to obtain from any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit 6.4 as soon as practicable after attaining such status.

          (c) The Company shall deliver to Parent a statement dated no more than 30 days prior to the Effective Time in form and substance as is described in Treas. Reg. Section 1.1445-2(c)(3)(i).

          6.5 Public Announcements. Parent and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation. Thereafter, unless otherwise required by applicable law or stock exchange requirements (and in that event, only if time does not permit), Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or the Stock Option Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

          6.6 AMEX Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the AMEX prior to the Effective Time.

          6.7 Indemnification of Directors and Officers.

          (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in Exhibit 1.4A and Exhibit 1.4B, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective
Time in any  manner  that  would  adversely  affect  the  rights  thereunder  of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law. Parent covenants and agrees that, from and after the Effective Time, it will cause the Surviving Corporation to perform its obligations under the Indemnification Agreements between the Company and its directors substantially in the form filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

          (b) For a period of six years following the Effective Time, the Surviving Corporation and Parent (each, an "Indemnifying Party") shall jointly and severally indemnify, defend and hold harmless the present and former officers and directors of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Parent and the Surviving Corporation (which approval shall not unreasonably be withheld or delayed)), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under the TBCA (and shall pay expenses (including fees and disbursements of counsel), as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the TBCA, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by the TBCA).

          (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Surviving Corporation, (ii) the Indemnifying Parties shall jointly and severally pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Indemnifying Parties will use their reasonable best efforts to assist in the vigorous defense of any such matter, provided that no Indemnifying Party shall be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Parties wishing to claim indemnification under this Section 6.7, upon learning of any such Claim, shall notify the Indemnifying Parties (although the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which the Indemnifying Parties may have under this Section
6.7 except to the extent such failure prejudices the Indemnifying Parties), and shall, if requested, deliver to the Indemnifying Parties the undertaking contemplated by the TBCA. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

          (d) Commencing at the Effective Time, the directors and officers of the Surviving Corporation shall be insured under the policies of directors and officers insurance currently or hereafter maintained by Parent. In addition, for a period of six years after the Effective Time, Parent shall use commercially reasonable efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms that are no less advantageous in any material respect to the persons covered thereby) with respect to claims arising from facts or events which occurred before the Effective Time; provided that Parent shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (e) This Section 6.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Parent, Merger Sub and the Surviving Corporation and their representative successors and assigns. No termination or modification of the obligations of the Indemnifying Parties under this Section
6.7 that adversely affects the rights of any Indemnified Party shall be effective against such Indemnified Party without his or her prior written consent.

          (f) The rights granted to the Indemnified Parties hereunder shall be in addition to, and not in limitation of, any other rights that the Indemnified Parties may have by contract, the TBCA, or otherwise.

          (g) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.7.

          6.8 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

          6.9 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to approve and adopt the Agreement, to perform its obligations hereunder and to consummate the Merger on the terms and conditions set forth in this Agreement.

          6.10 Accounting for Merger. The Merger shall be accounted for under the purchase method.

          6.11 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (in addition to Part Thirteen of the TBCA) shall become applicable to the transactions contemplated hereby, each of Parent and the Company and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

          6.12 Board of Directors of Parent. At the Effective Time, the Board of Directors of Parent shall be expanded to add one additional member to Class I, which member shall be designated by mutual agreement of Parent and the Company from the current independent members of the Company's Board of Directors. If the individual so selected consents to serve as a director, such individual shall be elected as a director of Parent, effective as of the Effective Time, for a term expiring at Parent's next annual meeting of shareholders following the Effective Time at which the term of the class to which such director belongs expires, subject to being renominated as a director at the discretion of Parent's Board of Directors.

          6.13 Transition Employment. The Surviving Corporation shall continue to employ five (the "Transition Employees") of the persons listed on Exhibit
6.13 for a period of between three and nine months after the Effective Time at a salary for each Transition Employee equal to two times his current annual base salary on the date of this Agreement, pro rated for the number of days such person is so employed. Parent shall select the Transition Employees in its sole discretion, and shall notify the Company at least 20 days prior to the Effective Time of the names of the Transition Employees selected by Parent. In the event a person listed on Exhibit 6.13 leaves his employment with the Company prior to the Effective Time or any such Transition Employee notifies Parent and the Company prior to the Effective Time that he is unwilling to continue his employment with the Surviving Corporation, the Company shall have the opportunity to provide the name of a substitute employee having similar credentials and experience for Parent to consider.

          6.14 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

          6.15 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (unless such representation or warranty is qualified by materiality in which case notice shall be given if such representation or warranty would become untrue or inaccurate in any respect as so qualified) at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          6.16 Post-Closing Employee Benefits. After the Effective Time, employees of the Surviving Corporation and its Subsidiaries shall be entitled to benefits that are comparable to those in effect from time to time applicable to comparably located and situated employees of Parent and its Subsidiaries and each employee shall be entitled to receive severance on the same basis as currently applies to employees of Parent or its Subsidiaries. For all purposes other than benefit plan accrual, post-retirement medical plans and vacation policies, employees of the Surviving Corporation and its Subsidiaries shall be credited for service with the Company and its Subsidiaries and each employee shall be entitled to receive severance on the same basis as currently applies to employees of Parent or its Subsidiaries. For purposes of this Section 6.16, employees of the Surviving Corporation and its Subsidiaries, (i) shall not include persons (a) subject to a collective bargaining agreement, (b) on long-term disability (which persons shall be terminated prior to the Effective Time) or (c) on short-term disability in excess of 90 days (which persons shall be terminated prior to the Effective
Time) but (ii) shall include any employee on short-term disability for less than 90 days, absent as a result of a workers' compensation claim or on authorized leave (such as maternity, military, family and medical leave or other leave where return to work is subject to statutory requirements). Notwithstanding the foregoing, in no respect shall this Section 6.16 be interpreted to provide for a duplication of benefits.

          6.17 Parent Stockholder Authorization. Each of Parent, Merger Sub and the Company agrees that, in the event the Parent Stockholder Authorization shall be required in connection with the Merger, such parties shall amend this Agreement to provide that (a) obtaining the Parent Stockholder Authorization shall be a condition to each party's obligation to consummate the Merger, (b) either Parent or the Company shall have a right to terminate this Agreement if the required Parent Stockholder Authorization is not obtained at a special meeting of Parent stockholders held for that purpose, (c) Parent shall pay the Company a fee of $1 million, plus all actual, documented Third Party Costs (as defined in Section 8.5(b)), at the time of a termination pursuant to clause (b) of this Section 6.17, in cash by wire transfer to an account designated by the Company and (d) Parent shall have the equivalent obligations with respect to its special meeting of stockholders and the proxy statement related thereto as the Company to the extent relevant.

                                   ARTICLE VII
                               CLOSING CONDITIONS

          7.1 Conditions to Obligations of Each Party Under this Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

          (b) Shareholder Approval. The Company Shareholder Approval shall have been obtained and, if required, the Parent Stockholder Authorization shall have been obtained.

          (c) No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Tax Opinions. The Company shall have received an opinion of its tax counsel and Parent shall have received an opinion of its tax counsel, each dated as of the Closing Date, substantially to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinions shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Company, Parent and Merger Sub, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

          (e) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

          (f) AMEX. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the AMEX, subject to notice of issuance.

          7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent to effect the Merger and the other transactions contemplated in this Agreement, unless otherwise waived in writing, are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where failure to be so true and correct would not have a Material Adverse Effect on the Company, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Solely for purposes of this Section 7.2(a) and in determining compliance with the conditions set forth herein, any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or the Material Adverse Effect on the Company were not contained therein. Parent shall have received a certificate of the President of the Company to such effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to such effect.

          (c) Affiliate Agreements. The affiliate agreements to be entered into prior to the Effective Time, as contemplated by Section 6.4, shall be in full force and effect.

          (d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect or combination of state of facts, events, changes or effects that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

          (e) Saudi Joint Venture. The Saudi Joint Venture Agreement shall have been amended or other arrangement shall be made prior to the Effective Time so that, as of and after the Effective Time, Parent shall be reasonably satisfied in its good faith judgment that the operations of Pool Arabia, Ltd. and Nadrico Saudi Company Limited will not be materially adversely affected by the Merger and that the Merger shall not result in a change in control of Pool Arabia, Ltd. under the provisions of the Saudi Joint Venture Agreement.

          7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement, unless otherwise waived in writing, is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on Parent, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on Parent. Solely for purposes of this Section 7.3(a) and in determining compliance with the conditions set forth herein, any representation and warranty made by the Parent in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect on Parent were not contained therein. The Company shall have received a certificate of the President of Parent to such effect.

          (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by such party on or prior to the Effective Time. The Company shall have received a certificate of the President of Parent and Merger Sub to that effect.

          (c) Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect or combination of state of facts, events, changes or effects that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

          8.1 Termination.

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company, only in the following ways:

               (i) by mutual written consent of Parent and the Company;

               (ii) by Parent, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall be or shall have become untrue, in either case such that the conditions set forth in
          Section 7.2(a) or Section 7.2(b) would not be satisfied (a "Terminating Company Breach"), provided that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 8.1(a)(ii);

               (iii) by the Company, upon a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall be or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (a "Terminating Parent Breach"), provided that if such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of its reasonable best efforts and for so long as Parent or Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 8.1(a)(iii);

               (iv) by either Parent or the Company, if there shall be any order, decree or ruling of any United States federal or state court of competent jurisdiction, or any United States federal or state governmental, regulatory or administrative authority, which is final and nonappealable, permanently restraining, enjoining or otherwise preventing the consummation of the Merger;

               (v) by either Parent or the Company, if the Merger shall not have been consummated before September 30, 1999, provided, however, that such date shall be extended for up to an additional six months if the applicable waiting period under the HSR Act shall not have expired or been terminated by such date (unless the failure to consummate the Merger by the applicable date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

               (vi) by either Parent or the Company, if the shareholders' meeting provided for in Section 6.1 shall have been held and the Agreement shall fail to receive the requisite shareholder approval required by Section 7.1(b) at such meeting (including any adjournments and postponements thereof);

               (vii) by Parent, if, (A) the Board of Directors of the Company withdraws, or materially modifies or materially changes, its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do any of the foregoing; (B) the Board of Directors of the Company (i) shall have recommended to the shareholders of the Company a Company Acquisition Proposal or (ii) after the expiration of ten business days following the commencement of any Company Acquisition Proposal that is a tender offer, shall have (1) failed to recommend against accepting such tender offer or (2) taken no position with respect thereto or (iii) resolved to do any of the foregoing; or (C) the Company shall have effected an amendment, waiver, termination or other alteration of the provisions of the Company Rights Plan in such a manner that any person (other than Parent or Merger Sub) shall have been permitted to acquire "beneficial ownership" or the right to acquire beneficial ownership of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 15% of the then outstanding shares of Company Common Stock, in each case without triggering the Company Rights Plan or shall have resolved to do any of the foregoing;

               (viii) by the Company, if the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal, and elects to terminate this Agreement effective prior to the satisfaction of the condition set forth in Section 7.1(b); provided that the Company may not effect such termination pursuant to this Section 8.1(a)(viii) unless and until (A) Parent receives at least five business days' prior written notice from the Company of its intention to effect such termination pursuant to this Section 8.1(a)(viii), which notice specifies the material terms and conditions of such Superior Proposal and identifies the person making such Superior Proposal; (B) during such period, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement that would enable the Company to proceed with the transactions contemplated by this Agreement on such adjusted terms; and provided, further, that any termination of this Agreement pursuant to this
          Section 8.1(a)(viii) shall not be effective until the Company has made the termination payment required by Section 8.5(b); or

               (ix) by the Company, if Parent shall have delivered to the Company the HSR Act Termination Notice.

          (b) Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section 8.1(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          8.2  Effect of  Termination.  Except as  provided  in  Section  8.5 or
Section  9.1,  in the event of the  termination  of this  Agreement  pursuant to
Section 8.1(a), this Agreement shall forthwith become void, there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease.

          8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the shareholders of the Company, no amendment shall be made which by the TBCA requires the further approval of shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein (other than those required to be complied with by applicable law). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          8.5 Fees; Expenses and Other Payments.

          (a) Except as provided in clauses (b), (c) and (d) of this Section 8.5, each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, provided, however, that the allocable share of each of Parent and the Company for all costs and expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be one-half. Notwithstanding anything to the contrary, all of the costs and expenses in connection with this Agreement and the transactions contemplated hereby incurred by the Company and the Parent shall, upon the consummation of the Merger, be borne by the Surviving Corporation.

          (b) If this Agreement is terminated for any reason pursuant to Section 8.1(a)(ii), (vii) or (viii), then the Company shall pay Parent a fee of $15 million, plus all actual, documented third party costs, including, but not limited to, filing fees and costs for attorneys, accountants and other advisors ("Third Party Costs") incurred by Parent, at the time of such termination in cash by wire transfer to an account designated by Parent.

          (c) If this Agreement is terminated by the Company pursuant to Section 8.1(a)(iii), then Parent shall pay the Company a fee of $15 million, plus all actual, documented Third Party Costs, at the time of such termination in cash by wire transfer to an account designated by the Company.

          (d) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(a)(vi), the Company shall pay Parent a fee of $1 million, plus all actual, documented Third Party Costs, at the time of such termination in cash by wire transfer to an account designated by Parent, provided, however, that if at or prior to the time the shareholders' meeting has been held there has been announced (whether or not rejected or withdrawn) any Company Acquisition Proposal and within 18 months thereafter the Company enters into any agreement with respect to any Company Acquisition Proposal, then the Company shall pay Parent an additional fee of $14 million, upon execution of such agreement in cash by wire transfer to an account designated by Parent.

          (e) The parties agree that the amounts provided in clauses (b), (c) and (d) of this Section 8.5 payable upon the occurrence of the events specified therein have been determined by negotiation and reflect their best estimate and judgment of the monetary value of the losses and damages to be incurred in connection with, and time, effort, expense and cost of opportunity associated with, the transactions contemplated in this Agreement, and the parties agree to accept payment of such amount as liquidated damages in full and complete satisfaction of all claims and expenses arising from the occurrence of such events (including, but not limited to, claims for specific performance and not as a penalty payment).

                                   ARTICLE IX
                               GENERAL PROVISIONS

          9.1 Effectiveness of Representations, Warranties and Agreements.

          (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and II, and Sections 6.4(a), 6.7, 6.8, 6.10, 6.13 and 6.16 shall survive the Effective Time and those set forth in Sections 5.6, 8.2, 8.5 and Article IX shall survive the termination of this Agreement.

          9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, sent by expedited courier or messenger service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

(a)       If to Parent or Merger Sub:

          Nabors  Industries,  Inc.
          515 West Greens Road,  Suite 1200
          Houston, Texas 77067
          Attention: Anthony G. Petrello, President and Chief Operating Officer Telecopier No.: (281) 775-8188

          with a copy to:

          Nabors Corporate Services, Inc.
          515 West Greens Road, Suite 1200
          Houston, Texas   77067
          Attention:  Legal Department
          Telecopier No.: (281) 775-8431

(b)      If to the Company:

         Pool Energy Services Co.
         10375 Richmond Avenue
         Houston, Texas  77042
         Attention:  J.T. Jongebloed, Chairman, President and
         Chief Executive Officer
         Telecopier No.:  (713) 954-3037

         with a copy to:

         Bracewell & Patterson, L.L.P.
         2900 South Tower Pennzoil Place
         711 Louisiana Street
         Houston, Texas  77002-2781
         Attention:  Edgar J. Marston III
         Telecopier No.:  (713) 221-1212


          Notice to a "copy to" address shall be provided as a courtesy, but shall not be deemed to be actual notice received by a party for any purpose. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          9.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

          (b) "business day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed.

          (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, by contract or credit arrangement or otherwise.

          (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter.

          (e)   "person"   means  an   individual,   corporation,   partnership,
association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

          (f) "Significant Subsidiary" or "Significant Subsidiaries" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (g) "Subsidiary" or "Subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.5 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          9.6 Entire Agreement. This Agreement (together with the Exhibits) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise except Merger Sub may, without the Company's approval, assign its interests to any wholly owned Subsidiary of Parent.

          9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Article II and Sections 6.7, 6.13 and 6.16), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          9.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as set forth in Section 8.5(c), all rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

          9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except to the extent that the General Corporation Law of the State of Delaware shall be mandatorily applicable to the shares of Parent Common Stock issuable in the Merger.

          9.11 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Texas, Houston Division, or any court of the State of Texas located in the City of Houston in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 9.11 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Texas other than for such purpose. PARENT, MERGER SUB AND THE COMPANY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

          9.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            NABORS INDUSTRIES, INC

                            By:  /s/ Anthony G. Petrello
                                 -----------------------
                                 Anthony G. Petrello
                                 President and Chief Operating Officer

                            STARRY ACQUISITION CORP.

                            By:  /s/ Anthony G. Petrello
                                 ------------------------
                                 Anthony G. Petrello
                                 President

                            POOL ENERGY SERVICES CO.

                            By:  /s/ J. T. Jongebloed
                                 ------------------------
                                 J. T. Jongebloed
                                 Chairman, President and
                                 Chief Executive Officer